CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information and to the use of our report on BNY/Ivy Multi-Strategy Hedge Fund LLC dated May 30, 2008, which is incorporated by reference, in this Registration Statement (Form N-2 No. 333-152534) of BNY/Ivy Multi-Strategy Hedge Fund LLC.


                                                   /s/ Ernst & Young LLP





New York, New York
January 20, 2009